Exhibit 21.1

List of Subsidiariesof the Company As of December 31, 2019
Name of Entity	Jurisdiction of Incorporation/Organization
Shaanxi Qiyiwangguo Modern Organic Agriculture Co., Ltd.	PRC
SkyPeople Juice Group Co., Ltd.	PRC
Hedetang Foods Inudstry (Yidu) Co., Ltd.	PRC
Hedetang Agricultural Plantations (Yidu)	PRC
SkyPeople (Suizhong) Fruit and Vegetable Products Co., Ltd.	PRC
Hedetang Farm Products Trading Markets (Mei County) Co., Ltd.	PRC
Shaanxi Guo Wei Mei Kiwi Deep Processing Co., Ltd.	PRC
Shannxi Guo Wei Mei Kiwi Deep Processing Co., Ltd.	PRC
Xian Hedetang Nutritions Food Research Institute Co. Ltd.	PRC
Xian Cornucopia International Co., Ltd.	PRC
HeDeJiaChuan Foods (Xian) Co. Ltd.	PRC
HeDeJiaChuan Holding Group Co., Ltd.	PRC
Huludao Wonder Fruit Co., Ltd.	PRC
Yingkou Trusty Fruit Juice Co., Ltd.	PRC
Hedetang Foods Industry (Jingyang) Co., Ltd.	PRC
HeDeJiaChuan Foods (Yichang) Co., Ltd.	PRC
Yichang Old Orchard Morden Specialized Farmer Cooperatives Union(Closed in 2020)	PRC
China Agricultural Silkroad Finance Lease Limited (acquired through DigiPay)	PRC
Chain Cloud Mall Logistics Center (Shaanxi) Co., Ltd.	PRC
Hedetang Foods Industry(Zhouzhi) Co., Ltd.	PRC
Future Fintech (Hong Kong) Limited	Hong Kong
GlobalyKey Supply Chain Co., Limited.	PRC
Shaanxi Heying Trading Co., Ltd.	PRC
Zhonglian Hengxin Assets Management Co., Ltd.	PRC
Shenzhen Hedetang Industrial Co., Ltd.	PRC
DigiPay Fintech Ltd.	British Virgin Island
QR (HK)Limited	Hong Kong
DCON DigiPay Limited	Japan
Future Digital Tech (Xian) Co., Ltd.	PRC
GlobalKey Shared Mall Limited	Caymen Island
Chain Future Digital Tech (Beijing) Co., Ltd.	PRC
Hedetang Holdings Co., Limited (Shenzhen)	PRC
SkyPeople Foods Holdings Limited	British Virgin Island
HeDeTang Holdings (HK) Ltd.	Hong Kong
Digital Online Marketing Limited	British Virgin Island
Chain Cloud Mall Network And Technology (Tianjin) Co., Limited	PRC
Chain Cloud Store e-Commerce (Tianjin) Co. Ltd.	PRC
Guowei Duomei (Shenzhen) Commerce Co., Ltd.	PRC
Changchun Xinghua Tianbao Software Technology Development Co., Ltd.	PRC
Shenzhen Jiatongtianxia Supply Chain Co., Ltd.	PRC
Jingyang Branch of SkyPeople Juice Group Co., Ltd.	PRC
Future FinTech Group, Inc.	U. S..A
Shenzhen TianShunDu Equity Investment Fund Management Co., Ltd	PRC